Exhibit 23.1

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We herby consent to the use, in the Form SB-2 Registration Statement, of our report dated February 15, 2006, relating to the November 30, 2005, financial statements of Schofield Mines Ltd., which appears in such form.

"Amisano Hanson"
Vancouver, BC, Canada	Amisano Hanson
March 20, 2006	Chartered Accountants

06/O/SCHOFIELDMINES.1105.CONS20F

750 WEST PENDER STREET	TELEPHONE:	604-689-0188
VANCOUVER CANADA	FACSIMILE:	604-689-9773
V6C 2T7	E-MAIL:	amishan@telus.net